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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of America's Senior Financial Services, Inc. on Form SB-2/Amendment 2, of our report as listed below, appearing in the Prospectus, which is part of this Registration
Statement:

         Our Independent Auditor's Report dated March 12, 1999 on the 1998 and 1997 financial statements of Jupiter Mortgage Corporation.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ WISNESKI, BLAKISTON & LESLIE, P.A.
--------------------------------------------
    Wisneski, Blakiston & Leslie, P.A.
    Certified Public Accountants

    Jupiter, Florida
    September 30, 1999